                 DATED                                          1997





                                  GETTY IMAGES, INC.

                                       - AND -

                                   CREDITON LIMITED








                                      AGREEMENT





                                   CLIFFORD CHANCE
                                200 ALDERSGATE STREET
                                   LONDON EC1A 4JJ

                                    0171 600 1000

                                      REF: RJXD/

THIS AGREEMENT  is made the      day of                 1998

BETWEEN

(1) GETTY IMAGES, INC. whose registered office is at [address] ("the Company"); and

(2)   CREDITON LIMITED  of [address] ("the Consultant")

WHEREBY IT IS AGREED  as follows:-

1.    DEFINITIONS AND INTERPRETATION
1.1. In this Agreement the following words and expressions shall have the following meanings ascribed to them save where the context otherwise appears:

      "Board" the Board of Directors from time to time of the Company.

      "Confidential Information"  all information details and data of any kind in connection with the business or finances of the Company or any Group Company.

      "Group Company"             any holding company and subsidiary of the
                                  Company within the meaning of the Companies
                                  Act 1985 (as amended) and any other company in which the Company or any holding company or subsidiary of the Company is a holder of more than 25% of the issued equity share capital as defined in such section.

1.2. References to Clauses and sub-Clauses are references to Clauses and sub-Clauses in this Agreement.

1.3. The headings contained in this Agreement are for the purpose of convenience only and do not form part of and shall not affect the construction of this Agreement or any part hereof.

2.    APPOINTMENT OF CONSULTANT
2.1. The Company hereby engages the Consultant and the Consultant hereby accepts such engagement upon the terms and conditions contained in this Agreement to supply the services specified in Clause 3 of this Agreement to the Company or at the direction of the Company.

2.2. Subject to termination as hereinafter provided, such engagement shall take effect from 1 January 1998 for an initial term of two years and shall continue thereafter unless and until terminated either by the Consultant giving to the Company 12 month's notice in writing or by the Company giving to the Consultant 12 month's notice in writing expiring at any time after 31 December 2000 [or a payment of [ ] month(s) fee due hereunder in lieu of such notice].

2.3. Upon the termination of the engagement by notice or upon proper termination of this Agreement as hereinafter provided the Consultant shall not have any claims against the Company or against any Group Company for damages or compensation of any nature whatsoever and shall merely be entitled to any outstanding fees due to it pursuant to Clause 4 of this Agreement.

3.    CONSULTANT'S OBLIGATIONS
3.1. The Consultant shall make available to the Company the services of Jonathan David Klein (or such other person as the Company may agree in writing) to perform the role of Sole Chief Executive provided that the Executive shall not be required to provide the services for more than 49 weeks in any calendar year and provided further that the Company shall not require the Executive to perform services in [the UK].

3.2. The Consultant shall procure that the Executive renders the services specified above in this Clause to the best of his skill and ability and shall unless prevented by ill-health or accident holds himself available to render these services and to assist generally in connection with the business of the Company or of any Group Company for up to 50 per cent of his working time in each calendar year commencing from the 1 January 1998.

3.3.  The Consultant shall procure that the Executive shall:

      (a) comply with all reasonable directions from time to time given to him by the Board in connection with the provision of his services hereunder;

      (b) travel to such places other than [(the UK)] and in such manner and on such occasions as the Board may from time to time require;

      (c) use his best endeavours to promote the interests of the Company and any Group Company and to maintain and enhance its or their reputation;


      (d) not without the prior written consent of the Board undertake any engagement or activity which is liable to detract from his ability to render his services hereunder or which would conflict with or be detrimental to the interests and operation of the Company or any Group Company in connection with its or their business;

      (e) promptly to give to the Board or to whomsoever the Board may lawfully direct (in writing if so requested) all such information and reports as it may reasonably require in connection with matters relating to the provision of his services hereunder and/or with the business of the Company or any Group Company;

      (f) keep the Company reasonably informed of his whereabouts and telephone number at or other means by which the Executive can be contacted most easily at the shortest possible notice.

4.    FEE
4.1. The Company shall pay to the Consultant a fee (which fee shall be inclusive of director's fees [and cover all office expenses such as secretarial, correspondence, telephone, telex, rates and utility costs incurred by the Consultant in providing the services specified in Clause 3 hereof]) of [$162,500] per annum [inclusive/exclusive of VAT] which sum shall accrue month by month during the course of the year commencing from [the date of this Agreement] and shall be paid by equal monthly instalments in arrear on the last day of each month.

      [SHOULD FEE BE INCREASED TO TAKE ACCOUNT OF BENEFITS OR SHOULD CONTRACT SPECIFY FOR REIMBURSEMENTS OF PMI, PHI ETC]

4.2. The fee paid pursuant to clause 4.1 above shall be reviewed annually on 1 April in every year the first such review being on 1 April 1999. Each such review shall only be capable of leaving the fee the same or increasing it, not of reducing it.

5.    EXPENSES
5.1. The Company shall reimburse to the Consultant all travelling hotel entertainment and other out-of-pocket expenses [(save for the office expenses referred to in Clause 4)] which the Executive may from time to time reasonably and properly incur in connection with the provision of the services specified in Clause 3 of this Agreement.

5.2. All such expenses shall be set out in reasonably complete detail in written statements to be submitted by the Consultant to the Company as soon as practicable following the last working day of each calendar month in which such expenses were incurred and the Consultant shall if so requested by the Company provide the Company with such vouchers or other evidence of such expenses as the Company may reasonably require.

6.    WARRANTY
      The contractor warrants that the Executive is engaged by the Contractor under a contract of employment.

7.    STATUS
7.1. This Agreement constitutes a contract for the provision of services only and not a contract of employment and accordingly the Consultant shall be fully responsible for and shall indemnify the Company and each and every Group Company in respect of the Executive's income tax and National Insurance contributions and any other liability assessment or claim arising from or made in connection with the performance of this Agreement or otherwise by reason of the Executive being employed by the Contractor and shall further indemnify the Company against all reasonable costs and expenses and any penalty fine or interest incurred or payable by the Company in connection with any such liability assessment or claim. The Company may at its option satisfy such indemnity (in whole or in part) by way of deduction from payments to be made (if any) by the Company under this Agreement.

7.2. Nothing in this Agreement shall constitute or be construed as constituting or establishing any partnership or joint venture between the parties hereto for any purpose whatsoever.

8.    CONFIDENTIALITY
8.1. The Consultant shall not disclose (and shall use all reasonable efforts to prevent disclosure) and shall procure that the Executive does not disclose in any way or form and at any time (whether before or after termination of this Agreement and howsoever such termination shall come about) to any person firm or company any of the Confidential Information save to employees of the Company or any Group Company whose duties require such disclosure to be made and the Consultant shall not and shall procure that the Executive shall not use for his own purposes nor for any purpose other than those of the Company or any Group Company any such Confidential Information PROVIDED THAT the Consultant or the Executive may disclose Confidential Information to the extent specifically authorised by the Board or such Confidential Information as is necessary in the ordinary course of business.

8.2. The Consultant shall not and shall procure that the Executive shall not without the authority of the Board make or keep possession of copies of any documents memoranda or other media on which any Confidential Information is recorded or stored.

8.3. The restriction contained in this Clause shall cease to apply to any information or knowledge which may come into the public domain otherwise than by way of breach of this Clause.

8.4. In the event that the Company or any Group Company shall have obtained any confidential information from any third party under an agreement or obligation that includes any restriction on disclosure which restriction shall be known to the Consultant or the Executive, the Consultant shall not and shall procure that the Executive does not without the consent of the Company at any time infringe such restriction.

9.    TERMINATION
9.1. The Company shall be entitled to terminate this Agreement immediately upon the giving of written notice to the Consultant in the following circumstances:-

      (a) if the Executive shall cease to render his services specified in Clause 3 for any reason other than ill health or accident; or

      (b) if the Executive shall cease to be available to render the services specified in Clause 3 for a continuous period of 26 weeks by reason of ill health or accident; or

      (c) if the Contractor of the Executive is guilty of serious misconduct;

      (d) If the Consultant or the Executive is convicted of a criminal offence (other than a motoring or traffic offence not involving imprisonment); [or

      (e) if the Executive shall resign as a director of the Company or of any other company in which he holds office of director pursuant to/in consequence of this Agreement.

9.2. Either the Company or the Consultant shall be entitled to determine this Agreement immediately upon the giving of written notice to the other if the other shall have committed a serious or persistent breach of a term or terms of this Agreement and (if such breach shall be capable of remedy) shall have failed to remedy the same within [30] days of the service of written notice specifying details of the breach complained of and requesting remedy thereof.

9.3. This Agreement shall automatically and immediately terminate if the Consultant or the Executive shall be adjudged bankrupt or take advantage of any statute for the time being in force offering relief for insolvent debtors or if the service agreement between Getty Communications plc and Jonathan David Klein shall terminate.

9.4. Upon termination of this Agreement as provided above in this Clause the Consultant shall be entitled to receive the fee only to the end of the month in which termination occurs together with reimbursement of properly documented expenses as provided in Clause 5.

9.5. The Consultant shall not and shall procure that the Executive shall not following the termination for any reason of this Agreement represent himself as being connected with the Company or any Group Company.

9.6. Upon termination of this Agreement howsoever caused, the Consultant shall deliver to the Company all letters books of account drawings designs plans documents memoranda and other media which may have been prepared by the Executive or come into his possession solely under or solely by virtue of the Consultant's engagement under this Agreement and shall not without the prior written consent of the Board be entitled to and shall not retain any copies thereof and the Consultant hereby agrees and acknowledges that title and all copyright and all other intellectual property therein shall at all times be and remain vested in the Company and insofar as may be necessary the Consultant hereby assigns or shall procure that the Executive assigns to the Company as beneficial owner any future copyright which may subsist in all or any letters books of account drawings designs plans reports memoranda and other media produced by the Executive in the performance of services under this Agreement and the Consultant further agrees that it shall at the request and expense of the Company enter into or procure that the Executive enters into such documents or do any such thing as may be necessary to perfect or secure any of the Company's said rights.

10.   TERMINATION OF DIRECTORSHIPS
      Upon termination for whatever reason and whether or not in breach of this Agreement the Consultant shall at the request of the Company procure that the Executive immediately resigns from office as a director of the Company and of any other company in which he holds office of director pursuant to/ in consequence of this Agreement without claim for compensation [and in the event of his failure to do so the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and deliver such resignation or resignations to the Company and to the other companies.]

11.   CONSULTANT'S COVENANTS
11.1. The Consultant acknowledges that during the course of this engagement with the Company the Consultant and the Executive will receive and have access to confidential information of the Company and its Associated Companies (including without limitation those matters specified in Clause
      12.3 of this Agreement) and they will also receive and have access to detailed client/customer lists and information relating to the operations and business requirements of those clients/customers and accordingly the Consultant is willing to enter into the covenants described in Clause
      14.2 in order to provide the Company and its Associated Companies with what it considers to be reasonable protection for those interests.

11.2. The Consultant hereby covenants with the Company that it will not and it will procure that the Executive will not for the period of twelve months after the termination of his employment without the prior written consent of the Board either alone or jointly with or on behalf of any person directly or indirectly:-

      (a) carry on or be engaged concerned or interested in any other business trade or occupation which is similar to or in competition with the business of the Company or any Associated Company except as a holder directly or through nominees of not more than 10% in aggregate of any class of shares debentures or other securities in issue from time to time of any company which are for the time being quoted or dealt in or any recognised investment exchange (as defined by Section 207(1) of the Financial Services Act 1986); or

      (b) solicit or entice away or endeavour to solicit or entice away from the Company or any Associated Company any person who at the date of termination of his employment is employed or engaged by the Company or any Associated Company in a senior capacity and with whom the Executive shall have had contact during the course of providing his services (whether or not such person would commit a breach of his contract of employment by so doing).

11.3. The Consultant hereby agrees that it will at the cost of the Company enter into a direct agreement or undertaking with any Associated Company whereby it will accept restrictions and provisions corresponding to the restrictions and provisions in Clause 14.2 above with such Associated Company.

12.   MISCELLANEOUS
12.1. Any notice required or authorised to be given by any party under the provisions of this Agreement shall be in writing and any notice or document relating to this Agreement may be served or delivered to the party to be served at its address given in this Agreement or at such address as may be duly notified for such purpose from time to time. Any notice given by posting will be deemed to have been served 48 hours after it shall have been posted and any notice given by telex shall be deemed to have been served 24 hours after it shall have been despatched.

12.2. The parties to this Agreement shall pay their own legal professional and other costs in connection with the preparation and completion of this Agreement.

[12.3. The Company shall be entitled to assign the benefit of this Agreement to any Group Company.]

12.4. This Agreement shall be governed and construed in accordance with the
      Laws of [          ] but may be enforced in any court of competent
      jurisdiction.

12.5. This Agreement constitutes the entire agreement between the parties to it with respect to its subject matter and shall have effect to the exclusion of any other memorandum agreement or understanding of any kind between the parties hereto preceding the date of this Agreement and touching and concerning its subject matter.

IN WITNESS whereof this deed has been executed by the parties hereto and is intended to be and is hereby delivered as a deed on the day and year first above written



Executed as a Deed by   )
                        )
GETTY IMAGES, INC.      )



              Director



              Director/Secretary





Signed as a deed by     )
JONATHAN DAVID KLEIN    )
in the presence of:-    )